UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 29, 2012

GOLDENWAY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-154610	22-3968194
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Suites 3701-4, 37/F
Tower 6, The Gateway, Habour City,
Tsim Sha Tsui, Kowloon,
Hong Kong
(Address of principal executive offices)

+852 3719-9399
(Registrant's telephone number, including area code)

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Independent Director

On March 29, 2012 the Board of Directors of Goldenway, Inc. (the “Company”) appointed Mr. Kelvin Hey Wah Tang to serve as a director of the Company, effective immediately. The Board of Directors also determined that Mr. Tang meets the requirements of “independent” as defined in the Listing Rules of The Nasdaq Stock Market, Inc.

Mr. Tang, age 40, was appointed as a director of the Company on March 29, 2012. Mr. Tang has over 13 years’ experience in auditing, commercial accounting, financial statement management and reporting. Mr. Tang has served since March, 2005 as a secretary of WLG Inc, an international logistics company. He has also served as the corporate finance manager of its operating subsidiary, Wako Express (HK) Co. Ltd. since June 2004 and became the finance director – China from September 2010, where he was responsible for preparing consolidated accounts and financial statements under US GAAP, overseeing all accounting matters and setting up internal control and identifying risks and remedies. Before joining WLG Inc, Mr. Tang has been working in public accounting firms and he has been an audit supervisor of CCIF CPA Ltd where he was responsible for supervising audit team and completed statutory audit for listed and other companies. Mr. Tang holds a Master Degree in Corporate Finance from Hong Kong Polytechnics University and a Bachelor’s Degree in Science from the University of Hong Kong. Mr. Tang has been a member of Association of Chartered Certified Accountants since 2001.

On March 29, 2012, the Company entered into the Company's form of Independent Director Agreement and Indemnification Agreement with Mr. Tang. Under the terms of the Independent Director Agreement, the Company agreed to pay Mr. Tang a fee of $2,500 per month as compensation for the services to be provided by him as an Independent Director. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Tang against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by him in connection with any proceeding, provided that he has acted in good faith and in the best interests of the Company. This brief description of the terms of the Independent Director Agreement and Indemnification Agreement is qualified by reference to the provisions of the agreements attached to this report as Exhibits 10.1 and 10.2.

Mr. Tang is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement, dated as of March 29, 2012, by and between Goldenway, Inc. and Kelvin Hey Wah Tang
10.2	Indemnification Agreement, dated as of March 29, 2012, by and between Goldenway, Inc. and Kelvin Hey Wah Tang.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in Hong Kong, Special Administrative Region of the People’s Republic of China on June 5, 2012.

GOLDENWAY, INC.

By: /s/ Ricky Wai Lam Lai

Ricky Wai Lam Lai
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Independent Director Agreement, dated as of March 29, 2012, by and between Goldenway, Inc. and Kelvin Hey Wah Tang
10.2	Indemnification Agreement, dated as of March 29, 2012, by and between Goldenway, Inc. and Kelvin Hey Wah Tang.